UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 January 2, 2013
 (Date of earliest event reported)

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Home Properties, Inc. (the “Company” or “HME”) adopted a form of Master Agreement with respect to restricted stock unit grants made on January 2, 2013 pursuant to the Company’s 2011 Stock Benefit Plan (the “Plan”). Awards were approved for certain of the Company’s officers, including the Chief Executive Officer, the Chief Financial Officer and the other named executive officers (as defined in Item 4.02 (a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission).

The form of the Master Agreement sets forth the terms and conditions on which restricted stock units are earned by the award recipient.  The restricted stock units are payable upon vesting in shares of the Company’s common stock.  Service-vested awards vest ratably over three years on each anniversary of the grant date subject to continued employment.  Performance-vested awards relate to the performance period January 1, 2013 to December 31, 2015 and vest fifty percent on December 31, 2015 and fifty percent as of December 31, 2016, subject to continued employment and based on achievement of performance goals as set forth in the Master Agreement.  The exact number of shares earned is determined based on performance over the three-year period as measured by reference to total shareholder return (“TSR”) on the Company’s common stock based on stock appreciation and reinvested dividends as described in the Master Agreement.

The performance requirements and goals linked to the vesting of the performance awards are as follows:

Performance Requirements	Performance Goals			Weighting
	Threshold	Target	Maximum

Home Properties TSR	7%	9%	11%	50%
Relative NAREIT All Equity REIT Index TSR	HME TSR is within 350 basis points (“bps”) below the index return	HME TSR is within 100 bps below or above the index return	HME TSR is greater than 250 bps above the index return	25%
Relative NAREIT Apartment Index TSR	HME TSR is within 350 bps below the index return	HME TSR is within 100 bps below or above the index return	HME TSR is greater than 250 bps above the index return	25%

Each of the service-vested restricted stock units and the performance-vested restricted stock units has a dividend equivalent right associated with it, which is payable in cash upon the vesting of the related award.  Each of the dividend equivalent rights is subject to the same terms and conditions as the restricted stock unit to which it relates, including vesting.

The foregoing description of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

At its meeting on January 2, 2013 as previously authorized by the Board, the Committee also approved awards under the Master Agreement to the named executive officers with such awards to be effective on January 2, 2013.

The number of the restricted stock units awarded to each named executive officer is set forth below:

Name	Title	Service-Vested	Performance-Vested at Target

Edward Pettinella	President and CEO	7,783	23,350
David Gardner	Executive Vice President & CFO	2,830	8,491
Ann McCormick	Executive Vice President & General Counsel	1,940	5,822
John Smith	Senior Vice President	1,223	3,669

The number of restricted stock units awarded was based on an approved award value divided by the closing price of a share of the Company’s common stock on the New York Stock Exchange on January 2, 2013.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits
10.1	Home Properties, Inc. 2011 Stock Benefit Plan 2013 Restricted Stock Unit Master Agreement and Form of Award Certificate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           January 3, 2013                               By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer